Investor Contact	Media Contact
Linda Ventresca	Michael Herley
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	michael-herley@kekst.com
(441) 405-2727	(212) 521-4897

AXIS CAPITAL REPORTS 2012 OPERATING INCOME OF $422 MILLION, OR $3.41 PER DILUTED COMMON SHARE

Company reports 2012 return on average common equity of 9.7%, operating return on average common equity of 8.2% and 13% growth in diluted book value per share to $42.97 at December 31, 2012

Pembroke, Bermuda, February 4, 2013 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported a net loss to common shareholders for the fourth quarter of 2012 of $19 million, or $0.16 per diluted common share, compared with net income of $80 million, or $0.63 per diluted common share, for the fourth quarter of 2011. Net income available to common shareholders for the full year 2012 was $495 million, or $4.00 per diluted common share, compared with $9 million, or $0.07 per diluted common share, for 2011. The improvement in our annual results was largely due to a reduction in net-after tax losses from natural catastrophe and weather events, which totaled $398 million in 2012 and $910 million in 2011.

Our operating loss1 for the fourth quarter of 2012 was $28 million, or $0.23 per diluted common share, compared with operating income of $67 million, or $0.53 per diluted common share, for the fourth quarter of 2011. For the full year 2012, AXIS Capital reported operating income of $422 million, or $3.41 per diluted common share, compared with an operating loss of $154 million, or $1.26 per diluted common share, for 2011.

1 Operating income (loss) and operating return on average common equity are “non-GAAP financial measures” as defined in Regulation G. A reconciliation of operating income (loss) to net income (loss) available to common shareholders (the nearest GAAP financial measure) and the calculation of operating return on average common equity are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Highlights2

•	Gross premiums written increased 1% to $4.1 billion, with growth of $188 million, or 9%, in our insurance segment offset by a reduction of $144 million, or 7% in our reinsurance segment;

•	Net premiums written decreased 2% to $3.3 billion and net premiums earned increased 3% to $3.4 billion;

•
Combined ratio of 96.2% (including 12.7 points related to 2012 natural catastrophe and weather losses and 1.0 point for senior leadership transition costs), compared with 112.3% (including 28.2 points related to numerous 2011 catastrophe and weather events);

•	No material change in our aggregate estimate for losses related to 2011 and 2010 calendar year natural catastrophe events during 2012;

•	Net favorable prior year reserve development of $245 million (benefiting the combined ratio by 7.1 points), compared to $257 million (benefiting the combined ratio by 7.8 points);

•	Net investment income increased 5% to $381 million;

•	Pre-tax total return on cash and investments of 5.4%, compared to 3.4%;

•	Net income available to common shareholders of $495 million and return on average common equity of 9.7%, compared to $9 million and 0.2%;

•	Operating income of $422 million, representing an operating return on average common equity of 8.2%, compared to an operating loss of $154 million;

•	Net cash flows from operations of $1.1 billion, compared to $1.2 billion; and

•	Diluted book value per common share of $42.97, a 13% increase from December 31, 2011.

Fourth Quarter Highlights2

•	Gross premiums written increased 13% to $752 million;

•	Net premiums written increased 5% to $518 million and net premiums earned increased 1% to $856 million;

•	Significant catastrophe and weather-related losses impacting the fourth quarter's results included:

•	Estimated pre-tax net losses (net of reinstatement premiums) of $331 million in relation to Storm Sandy; and

•
An aggregate $28 million reduction in our estimate of pre-tax net losses (net of reinstatement premiums) for events of the first three quarters of 2012, including Hurricane Isaac, U.S. weather events in the first and second quarters, and the impact of severe drought conditions on U.S. crops;

•	Net financial impact of Storm Sandy of $301 million, after consideration of reinstatement premiums, ceding commissions and the associated income tax benefit;

•	Net favorable prior year reserve development of $64 million (benefiting the combined ratio by 7.5 points) compared to $78 million (benefiting the combined ratio by 9.2 points);

•	Net investment income declined 15% to $87 million;

•	Net cash flows from operations of $233 million, compared to $199 million; and

•	Quarterly common share dividend declared increased 4% to $0.25 per share.

2All comparisons are with the same period of the prior year, unless otherwise stated.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Commenting on the fourth quarter 2012 financial results, Albert Benchimol, President and CEO of AXIS Capital said "We experienced strong results across most parts of our Company in the fourth quarter, but our performance was clearly offset by the impact of Storm Sandy, which led to a small loss for the period. Given 2012 included one of the largest U.S. storm events in history, we believe our operating income of $422 million for the year, representing an operating ROE of 8.2%, was an acceptable result.  We returned nearly all of our earnings to shareholders, increased our dividend for the 9th year in a row, and ended 2012 with diluted book value per share of $42.97, which represents a 13% increase over the prior year.
"Looking beyond the financial impact of Storm Sandy, we made significant progress across many facets of our Company. We grew meaningfully in lines and markets that experienced some of the strongest price corrections in a steadily improving insurance market. Additionally, we advanced a number of important business initiatives including renewable energy and global accident and health, while at the same time continuing to lay the groundwork for further profitable growth.  We have added more balance to our overall portfolio, and expect that our pursuit of new opportunities in 2013 - including our new agriculture and marine reinsurance initiatives and re-entry into select casualty markets - will lead to a larger and more diversified portfolio of risks. We are entering 2013 on a positive note, based on our expectations for continued pricing improvement, our positioning for diversified growth and our excellent financial strength."
Segment Highlights

Insurance Segment

Our insurance segment reported gross premiums written of $580 million in the quarter, up 11% from the fourth quarter of 2011. Growth was largely associated with new initiatives in our global professional lines business outside the U.S. and improvements in the U.S. excess and surplus umbrella market benefiting our liability line. For the full year, gross premiums written were $2.3 billion, with the 9% growth attributable to a number of lines of business, including professional lines, liability and accident & health. The segment's ceded premium ratio increased by seven percentage points in the quarter, with two points attributable to an increase in costs to reinstate our reinsurance protection, largely due to Storm Sandy. The remaining increase, as well as the increase for the full year, was largely due to changes in certain of our reinsurance programs on renewal in the second quarter and business mix changes. Net premiums earned increased 3% and 9%, respectively, for the quarter and year. Recent growth in gross premiums written, most notably in our accident & health line of business, drove the increases; however, this growth was partially offset by the aforementioned reinstatement premiums in the fourth quarter.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Our insurance segment reported an underwriting loss of $46 million for the quarter, compared to underwriting income of $22 million for the fourth quarter of 2011. The current quarter’s underwriting results reflected a combined ratio of 112.2%, compared with 94.1% in the prior year quarter. The segment’s current accident year loss ratio increased from 68.9% in the fourth quarter of 2011 to 88.9% this quarter, driven by a higher level of natural catastrophe losses. The current quarter's result includes aggregate pre-tax net losses (inclusive of premiums to reinstate reinsurance protection) of $178 million, or 44.9 points, for Storm Sandy; in addition, we recognized an aggregate $13 million, or 3.4 point, reduction in our estimate for events of the first nine months (including Hurricane Isaac and U.S. weather events in the first half of the year). Comparatively, the fourth quarter 2011 result included $28 million, or 7.6 points, of catastrophe and weather-related losses (inclusive of premiums to reinstate reinsurance protection), primarily related to the Thai Floods. Exclusive of these amounts, the fourth quarter current accident year loss ratio decreased in 2012, driven by a number of factors. Most notable was a reduction in property and energy losses, the frequency of which was high in the fourth quarter of 2011.

Net favorable prior year reserve development was $40 million, or 10.5 points, this quarter compared with $29 million, or 7.8 points, in the fourth quarter of 2011.

The reduction in the segment's acquisition cost ratio for the quarter was driven by the aforementioned changes in reinsurance programs at the second quarter renewal, as well as commissions associated with the reinstatement of our reinsurance protection. The increase in fourth quarter general and administrative expenses was the result of higher performance-related compensation costs.

For the full year, underwriting income was $65 million compared with $35 million in 2011. Growth in net premiums earned, an improved current accident year attritional loss ratio and an increase in favorable prior year reserve development more than offset a higher level of natural catastrophe-related losses.

Reinsurance Segment

Our reinsurance segment reported gross premiums written of $172 million and $1.8 billion in the quarter and full year 2012, respectively, compared to $145 million and $2.0 billion in the corresponding periods of 2011. The full-year reduction was largely due to the repositioning of our catastrophe reinsurance portfolio.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Underwriting losses in our reinsurance segment were $28 million and $7 million in the fourth quarters of 2012 and 2011, respectively and reflected combined ratios of 106.0% and 101.5%. The current accident year loss ratios of 84.4% and 85.3% in the fourth quarters of 2012 and 2011, respectively, were both significantly impacted by natural-catastrophe losses. The current quarter's ratio includes aggregate pre-tax net losses (net of reinstatement premiums) of $153 million, or 33.6 points, related to Storm Sandy and an aggregate $15 million, or 3.3 point, reduction in our estimate for events of the first nine months (primarily Hurricane Isaac and second quarter U.S. weather events). Comparatively, the ratio for the fourth quarter of 2011 included aggregate pre-tax net losses (net of reinstatement premiums) of $111 million, or 24.0 points, related to the Thai floods and an aggregate increase in our estimate for catastrophe and weather-related events of the first nine months. Exclusive of these amounts, the primary driver of the reduction in the fourth quarter current accident year loss ratio was reduced exposure and loss experience related to aggregate property reinsurance of regional insurance companies in the U.S.

Net favorable prior period reserve development was $24 million, or 5.2 points, this quarter compared with $49 million, or 10.3 points, in the fourth quarter of 2011. The increase in fourth quarter general and administrative expenses was the result of higher performance-related compensation costs.

For the full year, our reinsurance segment reported underwriting income of $198 million, compared to an underwriting loss of $362 million for 2011. The significant decrease in the level of natural catastrophe activity was the primary driver of this variance.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $87 million for the quarter represented a $16 million decrease from the fourth quarter of 2011 and a $17 million decrease from the third quarter of 2012, with the variances primarily driven by the market value of our alternative investments ("other investments"). These investments generated $15 million of income in the fourth quarter of 2012, compared to income of $25 million and $34 million, respectively, in the fourth quarter of 2011 and the third quarter of 2012.

For the full year, net investment income increased by $19 million, or 5%, in 2012. A $56 million increase in income from our other investments more than offset a $33 million reduction from fixed maturities due to lower reinvestment yields, notwithstanding higher investment balances.

Net realized investment gains for the quarter were $32 million, compared to $51 million in the prior quarter and $4 million of net realized investment losses in the prior year quarter.

Capitalization / Shareholders’ Equity

Our total capital at December 31, 2012 was $6.8 billion, including $1.0 billion of long-term debt and $0.5 billion of preferred equity, as compared to $6.4 billion at December 31, 2011.

Diluted book value per common share, calculated on a treasury stock basis, declined by 1% to $42.97 in the fourth quarter, driven by the impact of Storm Sandy. On a year-to-date basis, diluted book value per common share increased by $4.89, or 13%, driven by operating income, valuation improvements for our available-for-sale investment portfolio and, to a lesser extent, share repurchases.

On December 17, 2012, our Board of Directors authorized a new $750 million share common share repurchase plan, which replaced our existing plan set to expire at the end of 2012. As of February 4, 2013 we had $750 million of remaining authorization for common share repurchases through December 31, 2014.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Tuesday, February 5, 2013 at 8:00 AM (Eastern) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the code 5-5-0-9-8-4-7. A live, listen-only webcast of the call will also be available via the Investor Information section of the Company’s website at www.axiscapital.com. A replay of the teleconference will be available for three weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the code 1-0-0-2-3-4-3-3. The webcast will be archived in the Investor Information section of our website.

In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2012 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2012 of $5.8 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A” (“Excellent”) with a positive outlook by A.M. Best. AXIS Capital and AXIS Specialty Finance LLC have been assigned senior unsecured debt ratings of A- (stable) by Standard & Poor’s and Baa1 (stable) by Moody’s Investors Service. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2012 (UNAUDITED) AND DECEMBER 31, 2011

	2012	2011

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,928,049	$10,940,100
Equity securities, available for sale, at fair value	666,548	677,560
Other investments, at fair value	843,437	699,320
Short-term investments, at fair value and amortized cost	108,860	149,909
Total investments	13,546,894	12,466,889
Cash and cash equivalents	759,817	981,849
Restricted cash and cash equivalents	90,733	100,989
Accrued interest receivable	97,220	98,346
Insurance and reinsurance premium balances receivable	1,474,821	1,413,839
Reinsurance recoverable on unpaid and paid losses	1,863,819	1,770,329
Deferred acquisition costs	389,248	407,527
Prepaid reinsurance premiums	315,676	238,623
Receivable for investments sold	1,254	3,006
Goodwill and intangible assets	97,493	99,590
Other assets	215,369	225,072
Total assets	$18,852,344	$17,806,059

Liabilities
Reserve for losses and loss expenses	$9,058,731	$8,425,045
Unearned premiums	2,454,692	2,454,462
Insurance and reinsurance balances payable	270,739	206,539
Senior notes	995,245	994,664
Payable for investments purchased	64,553	151,941
Other liabilities	228,623	129,329
Total liabilities	13,072,583	12,361,980

Shareholders' equity
Preferred shares - Series A, B, and C	502,843	500,000
Common shares	2,146	2,125
Additional paid-in capital	2,179,034	2,105,386
Accumulated other comprehensive income	362,622	128,162
Retained earnings[3]	4,497,789	4,155,392
Treasury shares, at cost	(1,764,673)	(1,446,986)
Total shareholders' equity	5,779,761	5,444,079
Total liabilities and shareholders' equity	$18,852,344	$17,806,059

3Common share dividends were historically recognized as a reduction of retained earnings when paid. During the fourth quarter of 2012, we recognized a $31 million adjustment in order to recognize dividends when declared.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2012 AND 2011

	Three months ended		Years ended
	2012	2011	2012	2011

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$856,049	$846,753	$3,415,463	$3,314,961
Net investment income	86,847	102,362	380,957	362,430
Net realized investment gains (losses)	31,771	(3,738)	127,469	121,439
Other insurance related income	791	351	2,676	2,396
Total revenues	975,458	945,728	3,926,565	3,801,226

Expenses
Net losses and loss expenses	675,047	583,454	2,096,028	2,675,052
Acquisition costs	144,063	157,372	627,653	587,469
General and administrative expenses	141,386	109,990	560,981	459,151
Foreign exchange losses (gains)	21,300	(17,328)	29,512	(44,582)
Interest expense and financing costs	15,498	15,616	61,863	62,598
Total expenses	997,294	849,104	3,376,037	3,739,688

Income (loss) before income taxes	(21,836)	96,624	550,528	61,538
Income tax expense (benefit)	(12,026)	7,341	3,287	15,233
Net income (loss)	(9,810)	89,283	547,241	46,305
Preferred shares dividends	8,741	9,219	38,228	36,875
Loss on repurchase of preferred shares	—	—	14,009	—
Net income (loss) available to common shareholders	$(18,551)	$80,064	$495,004	$9,430

Per share data
Net income (loss) per common share:
Basic net income (loss)	$(0.16)	$0.63	$4.05	$0.08
Diluted net income (loss)	$(0.16)	$0.63	$4.00	$0.07
Weighted average number of common shares outstanding - basic	117,918	126,360	122,148	122,499
Weighted average number of common shares outstanding - diluted	117,918	127,686	123,654	128,122
Cash dividends declared per common share	$0.25	$0.24	$0.97	$0.93

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2012 AND 2011

	2012			2011
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$580,116	$172,298	$752,414	$521,281	$145,223	$666,504
Net premiums written	345,802	172,294	518,096	349,912	145,151	495,063
Net premiums earned	382,885	473,164	856,049	371,645	475,108	846,753
Other insurance related income	791	—	791	351	—	351
Net losses and loss expenses	(300,094)	(374,953)	(675,047)	(227,064)	(356,390)	(583,454)
Acquisition costs	(48,024)	(96,039)	(144,063)	(54,508)	(102,864)	(157,372)
Underwriting-related general and
administrative expenses[4]	(81,591)	(30,430)	(112,021)	(68,187)	(23,015)	(91,202)
Underwriting income (loss)[4]	$(46,033)	$(28,258)	(74,291)	$22,237	$(7,161)	$15,076

Corporate expenses			(29,365)			(18,788)
Net investment income			86,847			102,362
Net realized investment gains (losses)			31,771			(3,738)
Foreign exchange (losses) gains			(21,300)			17,328
Interest expense and financing costs			(15,498)			(15,616)
Income (loss) before income taxes			$(21,836)			$96,624

Net loss and loss expense ratio	78.4%	79.2%	78.9%	61.1%	75.0%	68.9%
Acquisition cost ratio	12.5%	20.3%	16.8%	14.7%	21.7%	18.6%
General and administrative
expense ratio	21.3%	6.5%	16.5%	18.3%	4.8%	13.0%
Combined ratio	112.2%	106.0%	112.2%	94.1%	101.5%	100.5%

4Underwriting-related general and administrative expenses and consolidated underwriting income (loss) are "non-GAAP financial measures", as defined in SEC Regulation G. Reconciliations of these amounts to the nearest GAAP financial measures (total general and administrative expenses and income (loss) before income taxes, respectively) are provided in this release, as are discussions of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE YEARS DECEMBER 31, 2012 AND 2011

	2012			2011
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$2,309,481	$1,830,162	$4,139,643	$2,121,829	$1,974,324	$4,096,153
Net premiums written	1,522,245	1,815,211	3,337,456	1,466,134	1,953,300	3,419,434
Net premiums earned	1,558,058	1,857,405	3,415,463	1,429,687	1,885,274	3,314,961
Other insurance related income	2,676	—	2,676	2,396	—	2,396
Net losses and loss expenses	(953,564)	(1,142,464)	(2,096,028)	(919,319)	(1,755,733)	(2,675,052)
Acquisition costs	(226,859)	(400,794)	(627,653)	(199,583)	(387,886)	(587,469)
Underwriting-related general and
administrative expenses	(314,834)	(116,487)	(431,321)	(278,147)	(103,915)	(382,062)
Underwriting income (loss)	$65,477	$197,660	263,137	$35,034	$(362,260)	$(327,226)

Corporate expenses			(129,660)			(77,089)
Net investment income			380,957			362,430
Net realized investment gains			127,469			121,439
Foreign exchange (losses) gains			(29,512)			44,582
Interest expense and financing costs			(61,863)			(62,598)
Income before income taxes			$550,528			$61,538

Net loss and loss expense ratio	61.2%	61.5%	61.4%	64.3%	93.1%	80.7%
Acquisition cost ratio	14.6%	21.6%	18.4%	14.0%	20.6%	17.7%
General and administrative
expense ratio	20.2%	6.3%	16.4%	19.4%	5.5%	13.9%
Combined ratio	96.0%	89.4%	96.2%	97.7%	119.2%	112.3%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION (UNAUDITED)
OPERATING INCOME (LOSS), OPERATING RETURN ON AVERAGE COMMON EQUITY
AND UNDERWRITING-RELATED GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2012 AND 2011

	Three months ended		Years ended
	2012	2011	2012	2011

	(in thousands, except per share amounts)

Net income (loss) available to common shareholders	$(18,551)	$80,064	$495,004	$9,430
Net realized investment (gains) losses, net of tax(1)	(29,550)	3,599	(115,854)	(119,736)
Foreign exchange losses (gains), net of tax(2)	20,416	(16,494)	28,364	(43,606)
Loss on repurchase of preferred shares, net of tax(3)	—	—	14,009	—
Operating income (loss)	$(27,685)	$67,169	$421,523	$(153,912)

Earnings (loss) per common share - diluted	$(0.16)	$0.63	$4.00	$0.07
Net realized investment (gains) losses, net of tax	(0.25)	0.03	(0.94)	(0.93)
Foreign exchange losses (gains), net of tax	0.18	(0.13)	0.24	(0.34)
Loss on repurchase of preferred shares, net of tax	—	—	0.11	—
Adjustment for anti-dilutive securities(4)	—	—	—	(0.06)
Operating income (loss) per common share - diluted	$(0.23)	$0.53	$3.41	$(1.26)

Weighted average common shares and common share
equivalents - diluted, for net income (loss)	117,918	127,686	123,654	128,122

Weighted average common shares and common share
equivalents - diluted, for operating income (loss)	$117,918	$127,686	$123,654	$122,499

Average common shareholders' equity	$5,315,172	$4,900,592	$5,110,499	$5,034,525

Annualized return on average common equity	(1.4%)	6.5%	9.7%	0.2%

Annualized operating return on average common equity	(2.1%)	5.5%	8.2%	(3.1%)

(1)
Tax cost (benefit) of $2,221 and ($140) for the quarters ended December 31, 2012 and 2011, respectively, and $11,615 and $1,703 for 2012 and 2011, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

(2)
Tax benefit (cost) of $884 and ($834) for the quarters ended December 31, 2012 and 2011, respectively, and $1,148 and ($976) for 2012 and 2011, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

(3)	Tax impact is nil.

(4)	For operating loss per share purposes, we have excluded the impact of otherwise anti-dilutive securities.

In addition to underwriting-related general and administrative expenses, our total general and administrative expenses of $141,386 and $109,990 for the quarters ended December 31, 2012 and 2011, respectively, and $560,981 and $459,151 for 2012 and 2011, respectively, include corporate expenses.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence and magnitude of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) general economic, capital, and credit market conditions, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (6) the failure of our cedants to adequately evaluate risks, (7) inability to obtain additional capital on favorable terms, or at all, (8) the loss of one or more key executives, (9) a decline in our ratings with rating agencies, (10) the loss of business provided to us by our major brokers, (11) changes in accounting policies or practices, (12) the use of industry catastrophe models and changes to these models, (13) changes in governmental regulations, (14) increased competition, (15) changes in the political environment of certain countries in which we operate or underwrite business, (16) fluctuations in interest rates, credit spreads, equity prices and/or currency values, and (17) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

In this release, we present operating income (loss), consolidated underwriting income (loss) and underwriting-related general and administrative expenses, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income (loss) represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange losses (gains) and losses on the repurchase of preferred shares. We also present diluted operating earnings (loss) per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income (loss) measure. Reconciliations of operating income (loss), diluted operating earnings (loss) per share and operating ROACE to the nearest GAAP financial measures (based on net income (loss) available to common shareholders) are included above.

Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income (loss) to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Segmental Data' section of this release. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Segmental Data' section of this release.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income (loss)” (in total and on a per share basis), “annualized operating return on average common equity” (which is based on the “operating income (loss)” measure) and "consolidated underwriting income (loss)", which incorporates "underwriting-related general and administrative expenses".

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Operating Income (Loss)

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income and foreign exchange losses (gains) realized upon the sale of these investments in net realized investment gains (losses). These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange losses (gains) reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Statement of Operations foreign exchange losses (gains) in isolation are not a fair representation of the performance of our business.

Losses on repurchase of preferred shares arise from capital transactions and, therefore, are not reflective of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange losses (gains) and losses on repurchase of preferred shares to understand the profitability of recurring sources of income.

We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange losses (gains) and losses on repurchase of preferred shares reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income (loss) for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange losses (gains) in our Consolidated Statement of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com